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Exhibit 32

CERTIFICATION

        Each of the undersigned officers of NeuroMetrix, Inc. (the "Company") hereby certifies that, to his knowledge, the Company's Annual Report on Form 10-K to which this certification is attached (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 20, 2009	/s/ SHAI N. GOZANI, M.D., PH. D. Shai N. Gozani, M.D., Ph. D. Chief Executive Officer and President
/s/ JOSEPH A. CALO Joseph A. Calo Acting Chief Financial Officer and Treasurer (Principal Financial Officer)

        This certification is being furnished and not filed, and shall not be incorporated into any document for any purpose, under the Securities Exchange Act of 1934 or the Securities Act of 1933.

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  Exhibit 32